Exhibit 99.1

Aldeyra Therapeutics Announces FDA Acceptance of New Drug Application for Reproxalap for the Treatment of Dry Eye Disease

PDUFA Date is November 23, 2023

First-in-Class RASP Modulator Represents a Potential New Therapeutic Paradigm for Patients Suffering from Dry Eye Disease

LEXINGTON, Mass.--(BUSINESS WIRE)--February 7, 2023--Aldeyra Therapeutics, Inc. (Nasdaq: ALDX) (Aldeyra) today announced that the U.S. Food and Drug Administration (FDA) has accepted the New Drug Application (NDA) for topical ocular reproxalap, a first-in-class investigational new drug candidate, for the treatment of the signs and symptoms of dry eye disease. The FDA assigned a Prescription Drug User Fee Act (PDUFA) date of November 23, 2023. The FDA noted that no potential filing review issues have been identified, and that an advisory committee meeting is not currently planned.

“NDA acceptance marks a critical regulatory milestone for Aldeyra as reproxalap continues to advance toward potential regulatory approval for the treatment of dry eye disease,” stated Todd C. Brady, M.D., Ph.D., President and Chief Executive Officer of Aldeyra. “Based on data from a number of late-stage clinical trials, we believe reproxalap has the potential to address the need for a rapid and durable ophthalmic therapy for the millions of dry eye disease patients who are dissatisfied with currently available therapies.”

The NDA is supported by previously announced safety and efficacy results from five adequate and well-controlled clinical trials encompassing data for ocular dryness symptom score, ocular redness, Schirmer test, and Schirmer test ≥10 mm responder analysis. The NDA includes activity ranging from within minutes of drug administration to up to 12 weeks of treatment, crossover and parallel-group clinical trial designs, and assessment in dry eye chamber challenge and natural environment settings. Topical ocular reproxalap has been studied in more than 2,000 patients with no observed clinically significant safety concerns; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials.

About Reproxalap

Reproxalap, an investigational new drug candidate, is a first-in-class small-molecule modulator of RASP (reactive aldehyde species), which are elevated in ocular and systemic inflammatory disease. The mechanism of action of reproxalap has been supported by the demonstration of statistically significant and clinically relevant activity in multiple physiologically distinct late-phase clinical indications.

About Dry Eye Disease

Dry eye disease is a common inflammatory disease estimated to affect 39 million or more adults in the United States.1 The disease is characterized by insufficient moisture and lubrication in the anterior surface of the eye, leading to dryness, inflammation, pain, discomfort, irritation, diminished quality of life, and in severe cases, permanent vision impairment. Among many physicians and patients, existing therapy for dry eye disease is generally regarded as inadequate and often requires weeks or months to demonstrate activity. In patients with dry eye disease, RASP may contribute to ocular inflammation, diminished tear production, ocular redness, and changes in tear lipid composition.2 By diminishing RASP levels, Aldeyra’s lead RASP modulator reproxalap represents a novel and differentiated approach for the treatment of the symptoms and signs of dry eye disease.

About Aldeyra

Aldeyra Therapeutics is a clinical-stage biotechnology company developing innovative therapies designed to treat immune-mediated diseases. Our approach is to discover pharmaceuticals that modulate immunological systems, instead of directly inhibiting or activating single protein targets, with the goal of optimizing multiple pathways at once while minimizing toxicity. Our pre-commercial product candidates are reproxalap, a potential treatment for dry eye disease and allergic conjunctivitis, and ADX-2191, a potential treatment for primary vitreoretinal lymphoma, proliferative vitreoretinopathy, and retinitis pigmentosa. In addition, we are developing other product candidates, including ADX-629 and chemically related molecules, for the potential treatment of systemic and retinal immune-mediated diseases. For more information, visit https://www.aldeyra.com/ and follow us on LinkedIn, Facebook, and Twitter.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the likelihood and timing of the FDA’s potential approval of the NDA for reproxalap by the PDUFA date of November 23, 2023, or at any other time and the potential profile, the expectation around any potential future request by the FDA to hold an advisory committee meeting related to the NDA, benefit and market size of reproxalap in dry eye disease should the NDA for reproxalap be approved by the FDA. Aldeyra intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” "could," “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “on track,” “on schedule,” “target,” “design,” “estimate,” “predict,” “potential,” “aim,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. All of Aldeyra's development timelines are subject to adjustment depending on recruitment rate, regulatory review, which regulatory review timeline may be flexible and subject to change based on the regulator’s workload and other potential review issues, preclinical and clinical results, funding, and other factors that could delay the initiation, enrollment or completion of clinical trials. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements include, among others, Aldeyra’s plans to develop and commercialize product candidates, if they are approved; delay in or failure to obtain regulatory approval of Aldeyra's product candidates; the ability to maintain regulatory approval of Aldeyra's product candidates, and the labeling for any approved products; uncertainty as to Aldeyra’s ability to commercialize (alone or with others) and obtain reimbursement for Aldeyra's product candidates following regulatory approval, if any; the size and growth of the potential markets and pricing for Aldeyra's product candidates and the ability to serve those markets; the rate and degree of market acceptance of any of Aldeyra's product candidates; the rate and degree of market acceptance of any of Aldeyra’s product candidates, following regulatory approval, if any; the timing of enrollment, commencement and completion of Aldeyra's clinical trials; the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the risk that prior results, such as signals of safety, activity, or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving Aldeyra's product candidates in clinical trials focused on the same or on different indications; the scope, progress, expansion, and costs of developing and commercializing Aldeyra's product candidates; the current and potential future impact of the COVID-19 pandemic on Aldeyra’s business, results of operations and financial position; Aldeyra's expectations regarding Aldeyra's expenses and future revenue, the timing of future revenue, the sufficiency or use of Aldeyra's cash resources and needs for additional financing; Aldeyra's expectations regarding competition; Aldeyra's anticipated growth strategies; Aldeyra's ability to attract or retain key personnel; Aldeyra’s commercialization, marketing and manufacturing capabilities and strategy; Aldeyra's ability to establish and maintain development partnerships; Aldeyra’s ability to successfully integrate acquisitions into its business; Aldeyra's expectations regarding federal, state, and foreign regulatory requirements; political, economic, legal, social, and health risks, including the COVID-19 pandemic and subsequent public health measures, and war or other military actions, that may affect Aldeyra’s business or the global economy; regulatory developments in the United States and foreign countries; Aldeyra's ability to obtain and maintain intellectual property protection for its product candidates; the anticipated trends and challenges in Aldeyra's business and the market in which it operates; and other factors that are described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra's Annual Report on Form 10-K for the year ended December 31, 2021, and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/. Additional factors may be described in those sections of Aldeyra's Annual Report on Form 10-K for the year ended December 31, 2022, expected to be filed with the SEC in the first quarter of 2023.

In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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1 Company estimates and Paulsen AJ, Cruickshanks KJ, Fischer ME, et al. Dry eye in the beaver dam offspring study: prevalence, risk factors, and health-related quality of life. Am J Ophthalmol. 2014;157(4):799-806.
2 Choi W, Lian C, Ying L, Kim GE, You IC, Park SH, Yoon KC. Expression of Lipid Peroxidation Markers in the Tear Film and Ocular Surface of Patients with Non-Sjogren Syndrome: Potential Biomarkers for Dry Eye Disease. Curr Eye Res. 2016 Sep;41(9):1143-9. doi: 10.3109/02713683.2015.1098707. Epub 2016 Jan 5. PMID: 26731289.

Contacts

Investor & Media Contact:
Scott Solomon
Sharon Merrill Associates, Inc.
Tel: (857) 383-2409
ALDX@investorrelations.com